Exhibit 99.1

WABCO Reports Q1 2014 Results; Strongly Outperforms Volatile Global Commercial Vehicle Market; Reiterates Guidance for 2014

•	Q1 2014 sales of $729.5 million, up 12.7 percent in local currencies and up 13.2 percent in U.S. dollars from a year ago

•	Q1 2014 operating margin of 12.3 percent on a performance basis versus 13.6 percent a year ago; operating margin of 11.5 percent on a U.S. GAAP basis versus 12.7 percent a year ago

•	Q1 2014 diluted EPS of $1.28 on a performance basis, up from $1.17 a year ago; diluted EPS of $1.12 on a U.S. GAAP basis versus $1.15 a year ago

•	Reiterates guidance for full year 2014; sales growth to range from 6 to 11 percent in local currencies; diluted EPS on a performance basis to range from $5.30 to $5.80 and diluted EPS on a U.S. GAAP basis to range from $4.78 to $5.28; from 80 to 90 percent of net income attributable to the company to be converted into free cash flow, excluding payments associated with streamlining, separation and acquisition activities

BRUSSELS, Belgium, April 25, 2014 – WABCO Holdings Inc. (NYSE: WBC), a leading global supplier of technologies to improve the safety and efficiency of commercial vehicles, today reported Q1 2014 sales of $729.5 million, up 12.7 percent in local currencies from a year ago and up 13.2 percent in U.S. dollars, including the consolidated results in local currencies from February 12 through March 31, 2014, of Transics International, WABCO’s previously disclosed acquisition.

“In Q1 2014, even though levels of truck and bus production in different regions around the world remained uncertain and volatile, we further increased WABCO content per vehicle and grew market share, generating nearly 10 percent of market outperformance globally,” said Jacques Esculier, WABCO Chairman and Chief Executive Officer. “In Q1 2014, WABCO set a new quarterly record for global aftermarket sales, even excluding consolidated results from Transics International, a leading provider of fleet management solutions in Europe that we acquired in mid-February 2014.”

WABCO reported Q1 2014 performance operating income of $89.8 million, up from $87.6 million a year ago, and operating income was $84.2 million on a U.S. GAAP basis, up from $81.7 million a year ago.

WABCO’s performance operating margin for Q1 2014 was 12.3 percent versus 13.6 percent a year ago, and operating margin was 11.5 percent on a U.S. GAAP basis versus 12.7 percent a year ago.

“In Q1 2014, WABCO demonstrated solid growth and further strengthened profitability by a new record quarterly gain of $21.4 million of materials and conversion productivity, while also continuing to contain price erosion. However, as expected, performance operating margin continued to be affected by stiff headwinds arising from ongoing unfavorable currency transactional dynamics,” said Esculier. “WABCO’s Operating System, our global management environment, continued to enable fast and flexible responses to market changes throughout Q1 2014 as it generated gross materials productivity of 5.8 percent and conversion productivity of 6.3 percent, both continued robust results.”

For Q1 2014, WABCO reported performance net income attributable to the company of $79.3 million or $1.28 per diluted share, up from $74.9 million or $1.17 per diluted share a year ago, and Q1 2014 U.S. GAAP net income attributable to the company of $69.4 million or $1.12 per diluted share versus $73.7 million or $1.15 per diluted share a year ago.

During Q1 2014, WABCO generated $45.9 million in net cash from operating activities and $27.9 million of free cash flow, excluding payments of $5.2 million for streamlining, separation and acquisition activities, resulting in a seasonally lower quarterly conversion rate of 35 percent of performance net income attributable to the company.

Since June 2011, WABCO has repurchased 11,133,550 shares for $720.6 million in open market transactions as of March 31, 2014. WABCO is authorized to repurchase up to $279.4 million of additional shares through December 31, 2014.

Recent Highlights

On April 16, 2014, WABCO announced that from Q2 2013 to Q1 2014 it has entered into contracts with customers globally totaling $1 billion of expected cumulative incremental business, including $620 million from 2014 through 2018, up from $548 million reported a year ago for the period from 2013 through 2017. These contracts represent new incremental business, separate from replacement and renewal of existing contracts. It comprises orders for WABCO technologies and products that improve vehicle safety and efficiency. Economic conditions permitting, WABCO expects that its sales growth will continue to outperform market growth of truck and bus production by a compound annual growth rate of 8 to 10 percent through 2018.

In Q1 2014, WABCO announced that it had acquired Transics International N.V., a market leader in Europe of fleet management solutions headquartered in Ypres, Belgium. Transics International helps commercial vehicle fleet operators to effectively and more efficiently manage their trucks, trailers, drivers, cargo and orders in real-time. Transics International currently serves more than 1,300 road transport and logistics companies across Europe connecting over 85,000 vehicles. The company’s innovative suite of fleet management solutions helps improve operational efficiency, customer service and fleet productivity while lowering operating costs. The synergy of WABCO and Transics aligns with a WABCO strategic objective to expand business relationships with fleets around the world.

In Q1 2014, WABCO disclosed that it has formed a strategic alliance with SmartDrive Systems, a leader in performance management solutions that help fleets to reduce collisions and lower fuel consumption, enabling WABCO to expand such service to commercial vehicle fleets in North America. WABCO and SmartDrive Systems will integrate their breakthrough products and services to enhance the safety, efficiency and operational productivity of commercial vehicle fleet operators. As a result, North American joint venture Meritor WABCO and SmartDrive Systems disclosed that they are developing the industry’s most comprehensive performance management system, which will be available in May 2014. ProView Powered by SmartDrive® provides unprecedented insights into driving situations through video-based analysis, personalized driving performance improvement programs and predictive analytics. SmartDrive Systems fleets have reduced collision costs up to 70 percent after 12 months and achieved fuel savings up to 10 percent.

WABCO’s factory in Rayong, Thailand, continued during Q1 2014 to rapidly ramp up volume of braking system components to support the new Asian truck platform of a major global commercial vehicle manufacturer operating in Thailand, one of the member states of the regional Association of Southeast Asian Nations. ASEAN comprises 10 markets where demand for locally produced trucks is expected to grow strongly in future years. Customers based in ASEAN require more than 40 percent of the content value of their new vehicles to be produced within the region itself. In another development, the largest global original equipment maker located in the ASEAN region has awarded WABCO a long-term supply contract for braking products to support a new regional truck platform. WABCO’s factory in Rayong is the company’s newest manufacturing facility, bringing WABCO’s total number of manufacturing sites to 21 across 11 countries.

In Q1 2014, North American joint venture Meritor WABCO introduced North America’s first fuel-saving electronic air processing technology for trucks. This breakthrough connectivity technology combines innovative System Saver™ 1200 Plus air dryer technology with electronic fuel-saving software stored in Meritor WABCO’s anti-lock braking system. Integration of these advanced technologies with the breakthrough solution reduces system cost for original equipment manufacturers and it helps fleets improve fuel efficiency at a minimal cost.

On April 14, 2014, the company reported that WABCO was named in Institutional Investor’s 2014 All-America Executive Team. WABCO was cited among the top 3 in its sector for “Best CEO,” according to this survey by Institutional Investor, a leading international business-to-business publisher. The 2014 All-America Executive Team reflects the opinions of more than 1,400 buy-side analysts and portfolio managers at over 625 firms and financial institutions as well as roughly 1,200 sell-side analysts at brokerages and independent investment firms. WABCO earned the 3rd place for “Best CEO” by sell-side analysts in both the 2014 and 2013 All-America Executive Team rankings.

WABCO reported on April 8, 2014, that it has appointed Prashanth Mahendra-Rajah to the role of Chief Financial Officer (CFO) starting June 3, 2014. Prashanth Mahendra-Rajah brings to WABCO over 20 years of experience gained from senior finance roles in a broad range of multinational and high-tech enterprises, including VISA, as well as United Technologies Corporation and its subsidiaries Carrier Corporation and Pratt & Whitney. He has held leadership positions located in Asia, Europe and North America. Most recently, Prashanth Mahendra-Rajah served as CFO of the Silicon Systems Group, a $6 billion division of Applied Materials, based in Santa Clara, California.

WABCO reported in Q1 2014 that Dr. Leon Liu, President, WABCO Asia, has been named among the “Top 100 New Leaders” in China’s economy in 2013 by China Economic News, a leading business magazine published in China. This prestigious award further recognizes WABCO’s continued growth and success in China. It commends Dr. Liu’s leadership for a decade during which WABCO has further solidified its position in China as the supplier of choice for new technologies and control systems that help original equipment manufacturers to develop and build safer and more efficient trucks, buses and trailers. Dr. Liu was the only executive in the Chinese commercial vehicle industry named.

WABCO Reiterates Full Year 2014 Guidance

Based on our current estimates of future market conditions, WABCO reiterates its previously disclosed guidance for full year 2014. WABCO expects full year 2014 sales growth to range from 6 to 11 percent in local currencies; performance operating margin to range from 12.8 to 13.6 percent; and operating margin on a U.S. GAAP basis to range from 12.4 to 13.2 percent, resulting in diluted EPS on a performance basis to range from $5.30 to $5.80 and diluted EPS on a U.S. GAAP basis to range from $4.78 to $5.28.

WABCO also expects in 2014 to convert between 80 and 90 percent of its net income attributable to the company into free cash flow, excluding payments associated with streamlining, separation and acquisition activities.

“Moving ahead, WABCO’s differentiation will further strengthen our leadership position as preferred supplier in the global commercial vehicle industry through our three-pillar strategy of technology leadership, globalization and excellence in execution,” said Esculier. “Indeed, we remain committed to bring customers cost-effective, value-based solutions. We also expect to continue to outperform the market globally and deliver outstanding value for WABCO’s shareowners.”

Conference Call

Jacques Esculier, Chairman and Chief Executive Officer, and Jason Campbell, Controller and interim Chief Financial Officer, will discuss WABCO’s results and outlook on a conference call at 9 a.m. Eastern Time today. It will be webcast at www.wabco-auto.com where the press release and financial information will be available under “WABCO Q1 2014 Results.”

The call is also accessible by telephone in listen only mode. Dial-in number is +1 408 940 3818 and U.S. toll-free dial-in number is 877 844 0834.

A replay of the call will be available from 12:00 Noon Eastern Time on April 25 until midnight May 1, 2014. Replay dial-in number is +1 404 537 3406 and U.S. toll-free dial-in number is 855 859 2056. Conference ID is 13969214.

About WABCO

WABCO (NYSE: WBC) is a leading global supplier of technologies and control systems for the safety and efficiency of commercial vehicles. Founded nearly 150 years ago, WABCO continues to pioneer breakthrough electronic, mechanical and mechatronic technologies for braking, stability and transmission automation systems supplied to the world’s leading commercial truck, bus and trailer manufacturers. With sales of $2.7 billion in 2013, WABCO is headquartered in Brussels, Belgium. For more information, visit www.wabco-auto.com

Forward-Looking Statements

This document contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 that are based on management’s good faith expectations and beliefs concerning future developments. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “strategies,” “prospects,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward looking in nature and not historical facts. Actual results may differ materially from these expectations as a result of many factors. These factors include, but are not limited to, the actual level of commercial vehicle production in our end markets, adverse developments in the business of our key customers, pricing changes to our supplies or products, our ability to successfully integrate any acquired businesses or our acquired businesses not performing as planned and the other risks and uncertainties described in the “Risk Factors” section and the “Information Concerning Forward Looking Statements” section of WABCO’s Form 10-K, as well as in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Information Concerning Forward Looking Statements” section of WABCO’s Form 10-Q Quarterly Reports. WABCO does not undertake any obligation to update such forward-looking statements. All market and industry data are based on company estimates.

Non-GAAP Financial Measures

To facilitate the understanding of Q1 2014 results, several tables follow this news release. Sales excluding the effects of foreign exchange and EBIT are non-GAAP financial measures. Additionally, operating income, EBIT, net income attributable to the company and net income attributable to the company per diluted share on a “performance basis” are non-GAAP financial measures that exclude separation and streamlining items, and discrete and other one-time tax items, as applicable. Free cash flow presents our net cash provided by operating activities less net cash used for purchases of property, plant, equipment, and computer software. These measures should be considered in addition to, not as a substitute for, GAAP measures. Management believes that presenting these non-GAAP measures is useful to shareholders because it enhances their understanding of how management assesses the operating performance of the company’s business. Certain non-GAAP measures may be used, in part, to determine incentive compensation for current employees.

Attachment

•	Condensed Consolidated Statements of Operations

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Cash Flows

•	Q1 2014 Data Supplement Sheet

•	Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

•	Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2014 Guidance

Media, investors and analysts contact

Christian Fife, +1 732 369 7465, christian.fife@wabco-auto.com

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
(Amounts in millions, except share and per share data)	2014	2013
Sales	$729.5	$644.7
Cost of sales	511.6	447.0

Gross profit	217.9	197.7
Costs and expenses:
Selling and administrative expenses	92.8	82.5
Product engineering expenses	36.3	30.3
Other operating expense, net	4.6	3.2

Operating income	84.2	81.7

Equity income of unconsolidated joint ventures, net	5.7	2.9
Other non-operating expense, net	(2.3)	(0.1)
Interest income/(expense), net	0.1	(0.3)

Income before income taxes	87.7	84.2

Income tax expense	15.8	8.2

Net income including noncontrolling interests	71.9	76.0

Less: Net income attributable to noncontrolling interests	2.5	2.3

Net income attributable to Company	$69.4	$73.7

Net income attributable to Company per common share
Basic	$1.13	$1.17
Diluted	$1.12	$1.15
Cash dividend per share of common stock	$—	$—
Weighted average common shares outstanding
Basic	61,268,511	62,921,412
Diluted	61,988,737	64,071,002

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(Amounts in millions, except share data)	2014	2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$341.9	$472.8
Short-term investments	55.1	55.2
Accounts receivable, less allowance for doubtful accounts: $4.8 in 2014; $5.0 in 2013	420.7	346.2
Inventories:
Finished products	105.3	93.9
Products in process	9.4	7.2
Raw materials	105.4	106.1
Future income tax benefits	10.7	10.4
Restricted cash	26.4	34.6
Guaranteed notes receivable	62.3	51.4
Other current assets	78.9	56.8

Total current assets	1,216.1	1,234.6

Property, plant and equipment, less accumulated depreciation	422.8	422.5
Goodwill	461.4	381.2
Long-term future income tax benefits	244.6	248.9
Investments in unconsolidated joint ventures	19.9	19.9
Intangible assets, net	120.0	44.3
Other assets	43.4	41.4

TOTAL ASSETS	$2,528.2	$2,392.8

LIABILITIES AND EQUITY
Current liabilities:
Loans payable to banks	$29.2	$40.1
Accounts payable	184.6	149.3
Accrued payroll	112.6	118.8
Current portion of warranties	30.4	29.8
Taxes payable	13.7	3.8
Accrued expenses	57.2	58.7
Other accrued liabilities	116.7	84.9

Total current liabilities	544.4	485.4

Long-term debt	117.0	47.0
Post-retirement benefits	436.2	438.6
Deferred tax liabilities	135.6	120.1
Long-term income tax liabilities	45.5	45.3
Other liabilities	63.3	59.0

Total Liabilities	1,342.0	1,195.4
Shareholders’ equity:
Preferred stock, 4,000,000 shares authorized; none issued and outstanding

Common stock, $.01 par value, 400,000,000 shares authorized; shares issued: 77,815,885 in 2014; 77,471,174 in 2013; and shares outstanding: 60,725,529 in 2014; 61,359,025 in 2013	0.8	0.8
Capital Surplus	812.5	800.2
Treasury stock, at cost: 17,090,356 shares in 2014; 16,112,149 shares in 2013	(996.9)	(896.6)
Retained earnings	1,441.2	1,371.8
Accumulated other comprehensive income
Foreign currency translation adjustments	(15.9)	(14.4)
Unrealized losses on benefit plans, net of tax	(108.0)	(109.0)
Unrealized gains on investments	0.1	0.0

Total shareholders’ equity	1,133.8	1,152.8
Noncontrolling interests	52.4	44.6

Total equity	1,186.2	1,197.4

TOTAL LIABILITIES AND EQUITY	$2,528.2	$2,392.8

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
(Amounts in millions)	2014	2013
Operating activities:
Net income including noncontrolling interests	$71.9	$76.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	21.4	18.3
Amortization of intangibles	3.0	3.0
Equity in (losses)/earnings of unconsolidated joint ventures, net of dividends received	(0.6)	0.7
Non-cash stock compensation	3.4	3.2
Deferred income tax benefit/(expense)	0.9	(1.0)
Loss on sale or disposal of property, plant and equipment	0.2	—
Changes in assets and liabilities:
Accounts receivable, net	(60.2)	(53.2)
Inventories	(10.4)	(14.8)
Accounts payable	26.1	45.1
Other accrued liabilities and taxes	8.0	(3.8)
Other current and long-term assets	(18.7)	(8.2)
Other long-term liabilities	0.9	(1.3)

Net cash provided by operating activities	45.9	64.0

Investing activities:
Purchases of property, plant and equipment	(19.5)	(15.5)
Investments in capitalized software	(3.7)	(4.9)
Acquisitions, net	(124.6)	—

Net cash used in investing activities	(147.8)	(20.4)

Financing activities:
Net borrowings/(repayments) of revolving credit facilities	70.0	(13.1)
Net (repayments)/borrowings of short-term debt	(13.7)	2.3
Purchases of treasury stock	(92.0)	(43.8)
Dividends to noncontrolling interest holders	(1.1)	(1.3)
Proceeds from exercise of stock options	10.3	15.7

Net cash used in financing activities	(26.5)	(40.2)

Effect of exchange rate changes on cash and cash equivalents	(2.5)	(2.7)

Net (decrease)/increase in cash and cash equivalents	(130.9)	0.7
Cash and cash equivalents at beginning of period	472.8	175.0

Cash and cash equivalents at end of period	$341.9	$175.7

WABCO HOLDINGS INC.

Q1 2014 Data Supplement Sheet (Unaudited)

	Quarter Ended March 31,
(Amounts in millions, except per share data)		% of Sales/		% of Sales/	Chg vs.	% Chg vs.
	2014	Adj Sales	2013	Adj Sales	2013	2013
Sales
Reported	$729.5		$644.7		$84.8	13.2%
Foreign exchange translational effects	(3.2)		—		(3.2)

Adjusted Sales	$726.3		$644.7		$81.6	12.7%

Gross Profit
Reported	$217.9	29.9%	$197.7	30.7%	$20.2	10.2%
Streamlining costs	3.1		2.9		0.2
Separation costs	0.1		0.2		(0.1)

Performance Gross Profit	$221.1	30.3%	$200.8	31.1%	$20.3	10.1%
Foreign exchange translational effects	(3.0)		—		(3.0)

Adjusted Gross Profit	$218.1	30.0%	$200.8	31.1%	$17.3	8.6%

Selling, Administrative, Product Engineering Expenses and Other
Reported	$133.7	18.3%	$116.0	18.0%	$17.7	15.3%
Streamlining costs	(0.6)		(2.3)		1.7
Separation costs	(1.8)		(0.5)		(1.4)
Performance Selling, Administrative, Product Engineering Expenses and Other	$131.3	18.0%	$113.2	17.6%	$18.0	15.9%
Foreign exchange translational effects	(2.7)		—		(2.7)

Adjusted Selling, Administrative, Product Engineering Expenses and Other	$128.6	17.7%	$113.2	17.6%	$15.3	13.5%

Operating Income
Reported	$84.2	11.5%	$81.7	12.7%	$2.5	3.1%
Streamlining costs	3.7		5.2		(1.5)
Separation and performance adjustments	1.9		0.7		1.2
Performance Operating Income	$89.8	12.3%	$87.6	13.6%	2.2	2.5%
Foreign exchange translational effects	(0.3)		—		(0.3)

Adjusted Operating Income	$89.5	12.3%	$87.6	13.6%	$1.9	2.2%

EBIT (Earnings Before Interest and Taxes)
Reported Operating Income/(Loss)	$84.2		$81.7		$2.5
Equity in Income of Unconsolidated Joint Venture	5.7		2.9		2.8
Other non-operating expense, net	(2.3)		(0.1)		(2.2)
Net income attributable to noncontrolling interest	(2.5)		(2.3)		(0.2)

EBIT	$85.1	11.7%	$82.2	12.8%	$2.9	3.5%
Streamlining costs	3.7		5.2		(1.5)
Separation and performance adjustments	4.3		1.0		3.3
Performance EBIT (Earnings Before Interest and Taxes)	$93.1	12.8%	$88.4	13.7%	$4.7	5.3%
Foreign exchange translational effects	(0.4)		—		(0.4)

Adjusted EBIT (Earnings Before Interest and Taxes)	$92.7	12.8%	$88.4	13.7%	$4.3	4.9%

Pre-Tax Income
EBIT	$85.1		$82.2		$2.9
Interest (expense)/income, net	0.1		(0.3)		0.4

Pre-Tax Income	$85.2		$81.9		$3.3
Streamlining costs	3.7		5.2		(1.5)
Separation and performance adjustments	4.3		1.0		3.3
Performance Pre-Tax Income	$93.2		$88.1		$5.1

Tax rate on a performance basis	14.9%		15.0%

Net Income Attributable to Company
Reported Net Income Attributable to Company	$69.4		$73.7		$(4.3)
Streamlining cost, net of tax	2.5		4.3		(1.8)
Tax items	4.0		(3.9)		7.9
Separation and performance adjustments, net of tax and separation related taxes	3.4		0.8		2.6

Performance Net Income Attributable to Company	$79.3		$74.9		$4.4

Performance Net Income Attributable to Company per Diluted Common Share	$1.28		$1.17
Common Shares Outstanding - Diluted	62.0		64.1
	Gross Profit		Operating Income
Incremental Gross Profit and Operating Income Margin
Increase in adjusted sales from ‘13	81.6		81.6
Increase in adjusted income from ‘13	17.3		1.9

Incremental Income as a % of Sales	21.2%		2.3%
YoY Transactional Foreign Exchange (FX) Impact			6.3

Increase in adjusted income from ‘13 excluding transactional FX impact			8.2
Incremental income excluding transactional FX as a % of Sales			10.0%

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC.

Reconciliation of Net Cash Provided

By Operating Activities to Free Cash Flow

(Unaudited)

	Three Months Ended March 31,
(Amounts in millions)	2014	2013
Net Cash Provided by Operating Activities	$45.9	$64.0

Deductions or Additions to Reconcile to Free Cash Flow:
Net purchases of property, plant, equipment and computer software	(23.2)	(20.4)

Free Cash Flow	$22.7	$43.6

Less: Streamlining, separation & acquisition related payments	(5.2)	(5.8)

Free Cash Flow excluding streamlining, separation & acquisition related payments	$27.9	$49.4

Note: This statement reconciles net cash provided by operating activities to free cash flow. Management uses free cash flow and free cash flow excluding streamlining and separation payments, which are not defined by US GAAP, to measure the Company’s operating performance. Free cash flow excluding streamlining and separation payments is also one of the several measures used to determine incentive compensation for certain employees.

Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2014 Guidance

(Unaudited)

(Amounts in millions, except per share data)	Full Year 2014 Guidance
Operating Income

Reported Operating Income Margin	12.4% - 13.2%
Streamlining cost, impact to margin	0.2%
Separation costs, impact to margin	0.2%

Performance Operating Income Margin	12.8% - 13.6%

Net Income Attributable to Company

Reported Net Income Attributable to Company	$291.5 - $322.0
Streamlining cost, net of tax	12.8
Tax items	18.0
Separation costs, net of tax and separation related taxes	1.0

Performance Net Income Attributable to Company	$323.3 - $353.8

Reported Net Income Attributable to Company per Diluted Common Share	$4.78 - $5.28

Performance Net Income Attributable to Company per Diluted Common Share	$5.30 - $5.80

Diluted common shares outstanding	~61

Note: The presentation of performance net income and performance net income per diluted common share is not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.